UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2019

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the  extended transition period for complying with any new or revised financial accounting standards  provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2019, The LGL Group, Inc. (the “Company”), issued a press release announcing that its Board of Directors have nominated Mr. Ivan Arteaga and Mr. Bel Lazar to join the board, effective immediately. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Lazar is currently Vice President of Operations and member of the Board of Directors at Efficient Power Conversion, a leading provider of gallium nitride (GaN)-based power management technology, and was previously President and CEO of API Technologies Corp., formerly a NASDAQ listed company.  Mr. Arteaga is a Chartered Financial Analyst and Founder and Managing Member of Arteaga Capital Management, LLC, a company that provides alternative investment management services, and previously served as a communications analyst and portfolio manager at Gabelli & Company.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated January 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2019	THE LGL GROUP, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer